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                                                                   EXHIBIT 10.12

                    REIMBURSEMENT AND SUBORDINATION AGREEMENT

         This Reimbursement and Subordination Agreement (the "Agreement") is made as of August 1, 1997, by and between Robert B. Staib, an individual resident of Iowa ("Staib"), and Neural Applications Corporation, a Delaware corporation (the "Company").

         WHEREAS, the Company proposes to issue up to $6,000,000 principal amount of Senior Secured Debentures, subject to increase by not more than $3,000,000 principal amount (the "Debentures"), which are to be secured by an irrevocable standby letter of credit (the "Letter of Credit") from The Northern Trust Company ("Northern Trust") in an amount equal to one hundred seven percent (107%) of the initial principal amount of Debentures. (Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Letter of Credit.)

         WHEREAS, Northern Trust has requested that Staib guarantee the Letter of Credit by means of a pledge agreement with Northern Trust (the "Pledge Agreement"), which will require Staib to maintain a collateral account containing marketable securities or other collateral to secure the obligation of Northern Trust under the Letter of Credit.

         WHEREAS, to induce Staib to enter into the Pledge Agreement, the Company has agreed to (a) issue Staib warrants to purchase 500,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), (b) make a one-time cash payment of $50,000 and (c) undertake to reimburse Staib to the extent that Northern Trust exercises its remedy under the Pledge Agreement to sell or liquidate all or a part of the Collateral pledged by Staib.

         NOW THEREFORE, in consideration of the premises, the respective covenants and commitments set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Staib hereby agree as follows:

         SECTION 1. AGREEMENT TO ENTER INTO PLEDGE AGREEMENT. Staib agrees to enter into the Pledge Agreement.

         SECTION 2. CONSIDERATION FOR ENTERING INTO PLEDGE AGREEMENT. The Company agrees that:

                  (a) upon execution of the Pledge Agreement it shall promptly thereafter make a one-time cash payment of $50,000 to Staib; and

                  (b) at the Initial Closing it shall grant to Staib warrants to purchase an aggregate of 500,000 shares of the Common Stock, which warrants shall (i) have an exercise price of $8.00 per share, (ii) be immediately exercisable, (iii) expire on September 30, 2002 and (iv) in all other material respects have the same terms



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         as the warrants granted by the Company to Staib in connection with past transactions.

         SECTION 3. AGREEMENT TO REIMBURSE. The Company further agrees that, in the event that Northern Trust honors a draft on the Letter of Credit by the Trustee, which draft is not reimbursed by the Company to Northern Trust in accordance with the Reimbursement Agreement such that an Event of Default occurs and is continuing under the Reimbursement Agreement, and Northern Trust exercises its remedy under the Pledge Agreement to sell or liquidate all or a part of the Collateral pledged by Staib in order to pay or satisfy the Obligations of the Company under the Reimbursement Agreement, then the Company shall reimburse Staib for Northern Trust's realization of such Collateral in an amount equal to the amount of the sale proceeds realized by Northern Trust from the sale of such Collateral; provided, however, that in the event the proceeds of the sale or liquidation of all or any part of the Collateral continues to be held by Northern Trust in a cash collateral account that is subject to the Pledge Agreement to secure the Company's Obligations under the Reimbursement Agreement, then the Company shall only be obligated to reimburse Staib hereunder after such time as Northern Trust realizes on such cash collateral and then only in the amount of the cash collateral so realized.

         SECTION 4. SUBORDINATION; LIQUIDATION OF COMPANY. Staib acknowledges and agrees that his rights to reimbursement under Section 3 shall in all events be subordinated to the rights of the holders of the Debentures to receive payments of principal and interest on the Debentures and shall also, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, be subordinated to the rights of the holders of the Company's Convertible Series A Voting Preferred Stock (the "Series A Stock"), Convertible Series B Voting Preferred Stock (the "Series B Stock") and Convertible Series C Voting Preferred Stock (the "Series C Stock") to receive any and all amounts due to such holders under the terms of each such series of stock upon such liquidation, dissolution or winding up of the Company.

         SECTION 5. AMENDMENTS; NO WAIVER. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by all the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         SECTION 6. BINDING EFFECT; THIRD PARTY BENEFICIARIES. This Agreement shall constitute a valid and binding Agreement between the parties hereto, and the rights and obligations of the parties hereunder shall inure to benefit of, and be binding upon,


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their respective successors, assigns and legal representatives. The holders of the Debentures, the Series A Stock, the Series B Stock and the Series C Stock are intended to be third party beneficiaries of Section 4 of this Agreement and shall be entitled to enforce their rights under Section 4 by an action at law or in equity.

         SECTION 7. COMPLETE AGREEMENT. This Agreement contains the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         SECTION 8. CAPTIONS AND HEADINGS. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

         SECTION 9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

         SECTION 10. GOVERNING LAW. All questions concerning this Agreement shall be governed by and interpreted in accordance with the internal law, not including the law of conflicts, of the State of Iowa.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

                                                  /s/  Robert B. Staib
                                                 -------------------------------
                                                 Robert B. Staib


                                                 Neural Applications Corporation


                                                 By:  /s/  Robert A. Squires
                                                    ----------------------------
                                                    Name:
                                                         -----------------------
                                                    Title:
                                                          ----------------------


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